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Exhibit 23.3

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 25, 2002, except Note 15, as to which the date is March 18, 2002, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-82576) and related Prospectus of JetBlue Airways Corporation for the registration of 6,325,000 shares of its common stock.

                      /s/ Ernst & Young LLP

New York, New York
March 18, 2002

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Consent of Independent Auditors